Exhibit 99.1

FORM OF PROXY FOR SPECIAL MEETING

Hudson Acquisition I Corp.

YOUR VOTE IS IMPORTANT

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OFTHE BOARD OF DIRECTORS OF HUDSON ACQUISITION I CORP.

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints Angela Wang and Pengfei Xie, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Special Meeting of Stockholders (the “Meeting”) of Hudson Acquisition I Corp., a Delaware corporation (“HUDA”) to be held virtually on ___________, 2026, at ___ a.m. Eastern Time, accessible at https://www.huda.vote, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on _________, 2026, at ______ a.m. Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.huda.vote.

THE SHARES REPRESENTED BYTHIS PROXYWHEN PROPERLY EXECUTED WILLBE VOTED IN THE MANNER DIRECTED HEREIN BYTHE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTIONSARE GIVENAS TO THE PROPOSALS, THIS PROXYWILLBE VOTED “FOR”ALLPROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATEAND RETURN THIS PROXY CARDAS SOONAS POSSIBLE.

PLEASE DETACHALONG PERFORATED LINEAND MAILIN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[PRELIMINARY COPY-SUBJECT TO COMPLETION]

PROXY

HUDSON ACQUISITION I CORP.

THE BOARD OF DIRECTORS OF HUDSON ACQUISITION I CORP. RECOMMENDSAVOTE “FOR” PROPOSALS 1 THROUGH 7.

(1)	Proposal 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the Business Combination Agreement, dated as of November 22, 2024 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among HUDA, EUROEV Holdings Limited, a British Virgin Islands business company (“Pubco”), Aiways Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco (“Merger Sub”), Aiways Automobile Europe GmbH, a German limited liability company (the “Aiways Europe”) and Aiways Tech Limited, a Hong Kong company (the “Signing Seller” and each of the other holders of Aiways Europe’s shares that executes and deliver a joinder agreement to Pubco, the “Joining Sellers”, and collectively with the Signing Seller, the “Sellers”), a copy of which is attached to this proxy statement as Annex A, and the transactions contemplated therein, including the business combination whereby, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”): (a) Pubco will acquire all of the issued and outstanding shares of Aiways Europe (the “AE Shares”) from the Sellers in exchange for ordinary shares of Pubco, such that Aiways Europe becomes a wholly-owned subsidiary of Pubco and the Sellers become shareholders of Pubco (the “Share Exchange”); immediately thereafter (b) Merger Sub will merge with and into HUDA, with HUDA continuing as the surviving entity (the “Merger”), as a result of which (i) HUDA will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of HUDA immediately prior to the effective time of the Merger (the “Effective Time”) will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law (the Merger, the Share Exchange and the other transactions contemplated by the Business Combination Agreement and the ancillary documents, together, the “Business Combination”) and (c) as a result of such Business Combination, Pubco will become a publicly traded company upon the Closing.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2 — The Pubco Memorandum and Articles Proposal — to consider and vote upon a proposal to approve and adopt the amended and restated memorandum and articles of association of Pubco (the “Pubco A&R M&A”), the form of which are attached to the accompanying proxy statement as Annex B, be approved to take effect at the Share Exchange (such proposal, the “Pubco Memorandum and Articles Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal 3 — The Organizational Documents Advisory Proposals — to consider and vote upon proposals to approve and adopt, on a non-binding advisory basis, certain governance provisions in the Pubco A&R M&A, which are being presented separately in accordance with the U.S. Securities and Exchange Commission guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, that the material differences between the Second Amended and Restated Certificate of Incorporation, as amended, of HUDA and the Pubco A&R M&A relating to the authorized share capital, the status as blank check company, the number of directors and the shareholder meeting quorum as described in the separate proposals be approved in all respects (such proposals, the “Organizational Documents Advisory Proposals”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal 4 — The Pubco Director Election Proposal — to consider and vote upon a proposal that the persons listed below be elected to serve terms on Pubco’s board of directors (the “Pubco board”) effective upon the Closing until the 2027 annual meeting of shareholders or until their respective successors are duly elected and qualified be approved in all respects (such proposal, the “Pubco Director Election Proposal”).

Name

David Zhao

Alexander Carsten Klose-Mozer

Helene Souillard

Jiesheng Zhu

Lizi Chen

☐ FORALL	☐ WITHHOLDALL	☐ FORALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “FORALL EXCEPT” and write the name(s) of the nominee(s): _________________________.

(5)	Proposal 5 — The Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve the 2026 Pubco Equity Incentive Plan, in the form attached hereto as Annex C (the “Pubco Equity Incentive Plan”), which will provide that the total awards under such equity incentive plan will be a number of Pubco Ordinary Shares equal to the sum of (A) 5,000,000 Pubco Ordinary Shares, plus (B) an increase commencing on January 1, 2027, and continuing annually on each anniversary thereof through and including January 1, 2036, equal to the lesser of (i) 750,000 Pubco Ordinary Shares and (ii) such smaller number of Pubco Ordinary Shares as determined by the Pubco Board or the relevant committee designated by the Pubco Board (such proposal, the “Equity Incentive Plan Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	Proposal 6 — The Insider Letter Amendment Proposal — to consider and vote upon a proposal to approve that, effective upon the Closing, Pubco shall provide up to an aggregate of 3,000,000 Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in exchange for the HUDA Founder Shares, HUDA Private Units, HUDA Private Shares and HUDA Rights, when added together with the Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in satisfaction of the Converted Sponsor Loans (as defined in the Business Combination Agreement), will be released from the restrictions on Transfer (as defined in the Insider Letter) set forth therein (such proposal, the “Insider Letter Amendment Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	Proposal 7 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary or desirable, at the determination of the HUDA Board (such proposal, the “Adjournment Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

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